SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2003

Insignia Solutions plc
(Exact name of Registrant as specified in its charter)

England and Wales	0-27012	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

41300 CHRISTY STREET FREMONT, CALIFORNIA 94538 UNITED STATES OF AMERICA		THE MERCURY CENTRE, WYCOMBE LANE WOOBURN GREEN HIGH WYCOMBE, BUCKS HP10 0HH UNITED KINGDOM
(Address of principal executive offices) (Zip code)

(510) 360-3700 (44) 1628-539500
(Registrant’s telephone number, including area code)

Item 2.    Acquisition or Disposition of Assets

On April 23, 2003, Insignia Solutions plc, an English and Wales corporation (the “Company”), pursuant to an Asset Purchase Agreement dated March 5, 2003 (the “Agreement”) with esmertec AG, a Switzerland corporation (“Buyer”), sold certain assets relating to the Company’s Java Virtual Machine for an aggregate purchase price of $3,500,000.   The assets included the fixed assets, customer agreements and employees related to the Java operation.  The disposed assets were valued based on their current fair market value.  The Company also entered into several other agreements whereby the buyer became the exclusive master distributor of the JVM technology in exchange for $3,400,000 of royalties through June 30, 2004 at which time, the JVM technology rights will transfer to esmertec.   The combined payments of $6,900,000 are staggered over time from April 23, 2003 to October 15, 2004.   On February 7, 2003, the Company entered into a loan agreement with esmertec whereby esmertec loaned the Company $1 million.  The loan was made in two installments of $500,000 each on February 13, 2003 and February 26, 2003.  The rate of interest on each loan is at prime plus two percent.  Accrued interest is due on the last day of each month.  The principal and any outstanding accrued interest is due on or before February 3, 2004.

A copy of the Asset Purchase Agreement and other relevant agreements are filed as Exhibits to this Report.  These documents are incorporated herein by this reference.

Item 7.    Financial Statements and Exhibits

(a)                                  Financial Statements of Business Acquired

Not applicable

(b)                                 Pro Forma Financial Information.

It is currently impracticable for the Company to provide the required financial statements.  In accordance with Items 7(a)(4) and 7(b)(2) of the Instructions to Form 8-K, the Company will file such financial statements as soon as they are available, and in no event later than 60 days from the date of the 8-K filing.

Exhibits.The following exhibits are filed herewith:

EXHIBIT NO.                        DESCRIPTION OF EXHIBIT

2.1         Asset Purchase Agreement dated March 4, 2003, among the Company and esmertec.*

* Certain exhibits and schedules to the Asset Purchase Agreement are not being filed herewith. The Asset Purchase Agreement filed herewith briefly describes the contents of each of its exhibits and schedules. The Company undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and

Exchange Commission upon request. Pursuant to Item 601(b)(2) of Regulation S-K, set forth below is a list of the omitted exhibits and schedules:

Schedule 2  Deferred Assets—Contracts

Schedule 5  Employees

Appendix A  Intellectual Property Rights

Appendix B  Physical Assets

Appendix C  Material Contracts

2.2         Debenture Agreement dated February 7, 2003, between the Company and esmertec**

** Certain exhibits and schedules to the Debenture Agreement are not being filed herewith. The Debenture
Agreement filed herewith briefly describes the contents of each of its exhibits and schedules. The Company undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request. Pursuant to Item 601(b)(2) of Regulation S-K, set forth below is a list of the omitted exhibits and schedules:

Schedule 2  List and Description of Intellectual Property

2.3         Loan agreement dated February 7, 2003, between the Company and esmertec

2.4         Guaranty Supplement Agreement dated February 7, 2003, between the Company and esmertec

2.5         Security Agreement dated February 7, 2003, between the Company and esmertec

2.6         Intellectual Property Agreement dated March 4 , 2003, between the Company and esmertec

2.7         Master Distribution and License Agreement dated March 4, 2003, between the Company and esmertec.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Insignia Solutions plc
(Registrant)

Date: May 8, 2003	By:	/s/ Linda C. Potts
Linda C. Potts
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description	Sequentially Numbered Page

2.1	Asset Purchase Agreement dated March 4, 2003, between the Company and esmertec
2.2	Debenture Agreement dated February 7, 2003, between the Company and esmertec
2.3	Loan Agreement dated February 7, 2003, between the Company and esmertec
2.4	Guaranty Supplement Agreement dated February 7, 2003, between the Company and esmertec
2.5	Security Agreement dated February 7, 2003, between the Company and esmertec
2.6	Intellectual Property Agreement dated March 4, 2003, between the Company and esmertec
2.7	Master Distribution and License Agreement dated March 4, 2003, between the Company and esmertec.